ARTICLES OF INCORPORATION ("TEIKAN") OF STEMCELL CO., LTD.

Chapter 1 General Provisions

Article 1 (Corporate Name)

The name of the corporation is STEMCELL CO., LTD. (the "Corporation").

Article 2 (Purposes)

The purposes of the Corporation are as follows:

1. Developing, manufacturing, trading and selling of cultured skin, cultured cartilage and cultured bone made from human cells, human tissues or artificial materials
2. Developing, manufacturing, trading and selling of cultured skin, cultured cartilage and cultured bone made from cells or tissue of living things other than human beings or artificial materials
3. Preservation and examination of cells and cellular tissues
4. Entrustment of the investigation and development referred in the preceding items
5. Consulting for developing, manufacturing, selling and acquisition of authorization of biological products
6. Worker dispatching undertakings for developing, manufacturing, selling and acquisition of authorization of biological products
7. Developing, manufacturing, trading and selling of medical instruments
8. Developing, manufacturing, trading and selling of laboratory instruments
9. Developing, manufacturing, trading and selling of medical supplies
10. License business of industrial property rights and know-how
11. Management of medical facilities and health facilities, planning and holding of seminar
12. Publishing and selling of publications referred in each preceding items
13. Real estate business
14. Worker dispatching undertakings and contracting
15. Charged employment placement service
16. Travel agency and hotel management
17. Advertising
18. Publishing
19. Investing
20. Consulting

21. Any businesses incidental or relating to any of the preceding items

Article 3 (Head Office)

The Corporation makes its head office in Minato-ku, Tokyo, Japan.

Article 4 (Public Notice)

Public notice shall be given by way of publication in the Official Gazette.

Chapter 2 Stock

Article 5 (Authorized Number of shares)

The total number of shares of capital stock which the Corporation shall have authority to issue is ten thousand (10,000).

Article 6 (Restricted Shares)

In case of transfer of shares of the Corporation, the approval by the shareholders meeting shall be required.

Article 7 (Certificates)

The Corporation shall not issue the stock certificates.

Article 8 (Request of Shareholders' Record)

If a shareholder requests to add his/her record to the shareholders' list of the Corporation, shareholder recorded in the shareholders' list and his/her successor shall sign or stump the prescribed document and request to the Corporation jointly. Notwithstanding the provisions of the preceding paragraph, in the case prescribed in Article 22, item (i) of the Ordinance for Enforcement of the Companies Act, new shareholder may request independently.

Article 9 (Registration of Pledge or Trust Property)

If a pledgee requests to register his/her pledge or trust property, he/she shall sign or stump the prescribed document and request to the Corporation. The same shall apply to the removal of its registration in the preceding.

Article 10 (Application fees)

In case of the application prescribed in the preceding 2 paragraphs, prescribed fees shall be paid.

Article 11 (Record Date)

1) The Corporation shall determine the shareholders entitled to vote at annual meeting ("Record Shareholders") to be shareholders as of its fiscal year end. However, if any right of Record Shareholders is not prejudice, the Corporation may determine Record Shareholders who acquire the Corporation's stock after the record date through issuance, merger, share exchange, company split and so on.

2) When the Corporation is required to determine the entitled shareholders, the Corporation may determine the record date by the consent of majority of the board of directors. In this case, the Corporation shall give the public notice no later than two weeks before the record date.

Article 12 (Registration of Shareholders' Information)

The shareholders of the Corporation, pledgees and legal representatives shall register their name, address and stump to the Corporation by the prescribed document. The same shall apply to cases of change of registered items.

Chapter 3 Meeting of Shareholders

Article 13 (Convening)

1) The annual meeting of the shareholders shall be convened and held not later than three months after its fiscal year end. Special meetings shall be convened as required.

2) In the case of convening of the shareholders meeting, the Corporation shall send the entitled shareholders the notice of the shareholders meeting no less than one week before the meeting.

3) Unless otherwise provided for in the laws and regulations, a shareholders meeting shall be convened by the President.

Article 14 (Proxy Voting)

1) Shareholders or their legal representative may appoint a shareholder who has voting right or their relative as their proxy.

2) In the case set forth in the preceding paragraph, Shareholder or their legal representative shall provide a document certifying such proxy at each meeting.

3) Shareholders or their legal representative may provide matters certifying such proxy by electromagnetic method instead of a document set forth in the preceding paragraph if there is the Company's approval pursuant to laws and regulations.

Article 15 (Chairman)

The President shall preside at all meetings of shareholders. If the President is unavailable, another director shall preside in order prescribed beforehand.

Article 16 (Voting)

1) The affirmative vote of the holders of a majority of the shares represented in person or by proxy shall be the act of the shareholders unless otherwise provided for in laws and regulations.

2) With respect to the resolution of Article 309, paragraph (2) of Japanese Companies Act, the shareholders of one-third (1/3) of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum and the affirmative vote of the shareholders of two-thirds (2/3) of the shares represented in person or by proxy shall be the act of the shareholders.

Article 17 (Minutes)

The Corporation shall make the minutes which includes the process and result of the meeting, which shall be signed and stamped by chairman and present directors, and keep in the head office of the Company for ten (10) years from the date of such meeting.

Chapter 4 Directors and Representative Director

Article 18(Number)

The number of directors shall be one or more members.

Article 19 (Elections)

1) Directors of the Company shall be elected in the shareholders of the Company. However, the Company elect the director who is not a shareholder if necessary.

2) Directors shall be elected at the meeting of the shareholders which not less than one-third (1/3) of the shareholders entitled to vote at the meeting are present by affirmative vote of the holders of majority of the shares.

3) The method of election of the Directors shall not be cumulative voting.

Article 20 (Term of Office)

1) Directors shall hold their office until the annual meeting ten years later from their appointment.

2) The term of office of Directors for filling a vacancy shall be the same as their predecessors' remaining term. The term of office of Directors for increasing in number shall be the same as other Directors' remaining term.

Article 21 (Representative Director or President)

1) If the number of Directors is more than one, the Corporation shall determine one Representative Director by approval of the Board of Directors.

2) Representative Directors shall be President and represent the Corporation.

3) If the number of Directors is one, such a sole director shall be Representative Director.

Article 22 (Compensation)

Compensation of Directors shall be determined by resolution of shareholders meeting,

Chapter 5 Calculation

Article 23 (Fiscal Year)

The fiscal year of the Corporation shall be from January 1 to December 31.

Article 24 (Dividends of Surplus)

1) Dividends of surplus shall be paid to the shareholders or pledgees registered in the shareholders' list as of its fiscal year end.

2) If dividends of surplus are not received for three years from date of payment, the Corporation shall be exempted from obligation of payment.

Chapter 6 Supplementary Provisions

Article 25 (Number of Shares at Incorporation)

Number of shares at incorporation of the Corporation shall be five hundred (500) shares of common stock and its issuance price shall be ten thousand (10,000) JPY per share.

Article 26 (Capital Stock at Incorporation)

1) Amount of the fund paid at incorporation of the Corporation shall be five million (5,000,000) JPY per share.

2) Amount of the capital stock after incorporation of the Corporation shall be five million (5,000,000) JPY per share.

Article 27 (First Fiscal Year)

The first fiscal year end of the Corporation shall be December 31, 2016.

Article 28 (Director and Representative Director at Incorporation)

The director and the Representative Director at incorporation of the Company are as follows:

Director at incorporation: Takaaki Matsuoka

Representative Director at incorporation: Takaaki Matsuoka

Article 29 (Incorporator)

The name, address and the number of the capital stock and amount paid at incorporation of the incorporator of the Corporation is:

Takaaki Matsuoka

3-18-17-6F, Minamiaoyama, Minato-ku, Tokyo, Japan

Five hundred (500) shares, Five million (5,000,000) JPY

Article 25 (Minimum Capital)

The minimum amount of capital for incorporation of the Corporation shall be five hundred thousand (500,000) JPY.

Article 28 (Matters not Prescribed)

All the matters which are not prescribed in this Articles of Incorporation shall be regulated by Japanese Companies Act or laws and regulations.

Dated this 24h day of January 2016

Incorporator Takaaki Matsuoka

I hereby certify that the above translation is true and accurate to the best of my knowledge.

Takaaki Matsuoka, Sole Director